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                                                                    Exhibit 23.2





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference in the Registration Statement (Form S-8) pertaining to the Westcorp 2001 Stock Incentive Plan and to the incorporation by reference therein of our reports dated March 8, 2005, with respect to the consolidated financial statements of Westcorp included in its Annual Report (Form 10-K) for the year ended December 31, 2004, Westcorp management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Westcorp, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP


Los Angeles, California
May 25, 2005